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Exhibit 10.34

FOURTH AMENDMENT TO LEASE

        THIS FOURTH AMENDMENT TO LEASE (this "Fourth Amendment") is made as of the 25th day of October, 2007 (the "Fourth Amendment Date"), by and between THE REALTY ASSOCIATES FUND VI, L.P., a Delaware limited partnership ("Landlord") and CUBIST PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

RECITALS:

        WHEREAS, by a lease (the "Original Lease") dated as of January, 2004, California State Teachers' Retirement System ("Calsters") leased to Tenant approximately 15,475 rentable square feet of space, consisting of a portion of the second (Suite 2201-55) and fourth (Suite 4201-55) floors in the building known as 45-55 Hayden Avenue, Lexington, Massachusetts (the "Building"); and

        WHEREAS, Landlord has succeeded to the interests of Calsters as landlord under the Lease; and

        WHEREAS, the Original Lease has been amended by a First Amendment to Lease between Landlord and Tenant, dated as of September 29, 2005 (the "First Amendment"), and by a Second Amendment to Lease between Landlord and Tenant dated as of November 18, 2005 (the "Second Amendment"), and by a Third Amendment to Lease between Landlord and Tenant dated as of June 20, 2007 (the "Third Amendment"), (the Original Lease, as so amended, being referred to as the "Lease"), pursuant to which the size of the premises demised under the Original Lease was increased to 83,097 rentable square feet (the "Existing Premises"). The Existing Premises consist of Suites 2201-55, 2200-55, 3000-55, 4201-55 and 4200-55; and

        WHEREAS, by letter dated as of April 27, 2006, and pursuant to the Second Amendment, Tenant elected to include Suite 2200-55 (also known as the Comet Space) in the Existing Premises for the remainder of the Lease Term; and

        WHEREAS, Landlord and Tenant now desire to further amend the Lease to, among other things, expand the size of the Existing Premises by adding thereto approximately 25,405 rentable square feet of space in Suite 4600-45 on the fourth floor of the Building (the "Additional Fourth Floor Space"), and to adjust the rent and certain provisions, all on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant hereby agree as follows:

  1.
  Defined Terms.    All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Fourth Amendment shall have the meanings ascribed to them in the Lease, the Lease shall be amended to incorporate any additional definitions provided for in this Fourth Amendment, and all references in the Lease to the "Lease" or "this Lease" or "herein" or "hereunder" or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Fourth Amendment.

  2.
  Additional Terms and Definitions.    (a) From and after the Fourth Amendment Effective Date, the following terms set forth in "Article 1 Reference Data" of the Lease are hereby amended or added, as applicable, to have the following meanings:

PREMISES:	The following areas in the 55 Hayden Avenue portion of the Building: (i) Suite 2201-55 on the second floor and Suite 4201-55 on the fourth floor, (ii) Suite 4200-55 on the fourth floor of the Building, (iii) Suite 2200-55 on the second floor of the Building, and (iv) Suite 3000-55 on the third floor of the Building; and Suite 4600-45 on the fourth floor of the 45 Hayden Avenue portion of the Building. All such spaces are shown on Exhibit A-4, attached hereto and incorporated herein.
RENTABLE FLOOR AREA OF THE PREMISES:
Approximately 108,502 square feet of the 55 Hayden Avenue portion of the Building as follows (i) 6,755 rentable square feet on the second floor contained in Suite 2201-55, (ii) 8,720 rentable square feet on the fourth floor contained in Suite 4201-55 and 31,453 rentable square feet on the fourth floor of the Building contained in Suite 4200-55, (iii) 6,150 rentable square feet on the second floor of the Building contained in Suite 2200-55, and (iv) 30,019 rentable square feet on the third floor of the Building contained in Suite 3000-55; and 25,405 rentable square feet on the fourth floor of the 45 Hayden Avenue portion of the Building contained in Suite 4600-45;.
    (b)
    From after the Fourth Amendment Effective Date, the term "Annual Rent" for the Premises shall be as set on Schedule I to this Fourth Amendment. Notwithstanding the foregoing, so long as the Lease remains in full force and effect, and so long as no Actionable Event of Default (as defined in the Third Amendment) shall exist under the Lease, Landlord will waive the requirement that Tenant pay Annual Rent on the Additional Fourth Floor Space for the period commencing on the Fourth Amendment Effective Date and ending on the one hundred eightieth (180th) day after the Fourth Amendment Effective Date.

  3.
  Furniture.    In consideration of the terms and covenants contained in this Fourth Amendment, Landlord hereby conveys, grants, sells and transfers to Tenant as of the Fourth Amendment Date, without any warranty or representation whatsoever other than as stated in Section 15 hereto (including without limitation any representation or warranty as to condition or fitness for intended use) all of the Landlord's right, title and interest in and to the furniture and furnishings (the "Furniture") located in Suite 3000-55, located on the third floor of the 55

    Hayden Avenue portion of the Building (the "Third Floor Space"), which was added to the Premises by the Third Amendment. Such Furniture is described on Schedule II to this Fourth Amendment, which Landlord in good faith believes to be true and correct as of the Fourth Amendment Date. Landlord shall have no liability for any inaccuracy between Schedule II and the actual number or description of Furniture items as of the Fourth Amendment Effective Date. By executing this Fourth Amendment, Tenant accepts such transfer and the Furniture on the terms and conditions stated above.

  4.
  Operating Expenses and Real Estate Taxes.    From and after the Fourth Amendment Effective Date, Tenant's obligations under Section 4.2 of the Lease to pay Operating Expenses with respect to the Additional Fourth Floor Space shall be computed using the calendar year ending December 31, 2008 as a base year; and Tenant's obligations under Section 4.2 of the Lease to pay increases in Real Estate Taxes with respect to the Additional Fourth Floor Space shall be computed using the fiscal year ending June 30, 2008 as the base year.

  5.
  Effective Date; Delivery and Condition.    (a) The "Fourth Amendment Effective Date" shall be the later to occur of (i) November 1, 2007 and (ii) the date on which Motorola, Inc. (the "Existing Tenant") vacates the Additional Fourth Floor Space and Landlord delivers possession thereof to Tenant. If the Fourth Amendment Effective Date is delayed due solely to a holdover by the Existing Tenant, and if (without imposing on Landlord any obligation to do so) Landlord actually recovers any premium rent or other additional amount in the nature of rent from the Existing Tenant solely on account of such holding over, Landlord shall pay Tenant fifty percent (50%) of any net excess rent (i.e., after deducting Landlord's reasonable costs and expenses in recovering the same) above the Existing Tenant's base rent, actually received by Landlord due to such holdover. Such payment shall be made within thirty (30) days after Landlord's receipt of such excess rent from the Existing Tenant.

  (b)
  Tenant acknowledges that, except as explicitly provided in this Fourth Amendment and the Lease, it is leasing the Additional Fourth Floor Space in its current AS IS condition, without any representation or warranty whatsoever on the part of Landlord. Tenant currently occupies the Existing Premises and is fully familiar with their condition and that of the common areas of the Building, and Tenant acknowledges that, to the best of Tenant's knowledge (upon reasonable investigation and inquiry), the Existing Premises and the Additional Fourth Floor Space are in good condition and suitable for Tenant's uses. Without limiting the foregoing, Tenant agrees that Landlord has no obligation to perform any work in or to either the Existing Premises or the Additional Fourth Floor Space to prepare the same for Tenant's continued use and occupancy.

  (c)
  Landlord acknowledges that Tenant desires to make certain alterations or improvements in the Additional Fourth Floor Space to make the same more suitable for Tenant's occupancy. Such alterations or improvements may include tenant improvements to the Additional Fourth Floor Space, including to the bathrooms within the Additional Fourth Floor Space, installation of fixtures in the Additional Fourth Floor Space, and architectural and engineering expenses in connection therewith (collectively, the "Additional Fourth Floor Improvements"). All Additional Fourth Floor Improvements shall be undertaken by Tenant in strict accordance with the applicable requirements of the Lease (including without limitation Sections 3.3 and 3.4). The Additional Fourth Floor Improvements shall be deemed substantially complete on that date on which the Additional Fourth Floor Improvements have been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after Tenant has taken occupancy of the Additional Fourth Floor Space, or any part thereof, without causing undue interference with Tenant's use of the Additional Fourth Floor Space or such part thereof. To the extent that (i) such work is substantially completed in accordance with such Lease requirements, and (ii) receipted invoices (and other material required under the Lease such as, but not limited to, lien waivers from any contractor or subcontractor performing the Additional fourth Floor Improvements) showing the actual cost thereof are presented to Landlord during the Term of the Lease, and (iii) at the time of any advance of funds, there then exists (A) no Event of Default (as defined in the Third Amendment) on the part of Tenant, nor (B) any Actionable Event of Default, Landlord shall reimburse Tenant, within thirty (30) days after receipt of each such invoice (together with lien waivers for all costs theretofore billed), for costs actually incurred by Tenant (excluding the costs of furniture), as evidenced by such invoices, in connection with the design and construction of the Additional Fourth Floor Improvements, but in no event shall Landlord be obligated to reimburse Tenant more than the lesser of (x) such actual cost, or (y) Six Hundred Thirty-five Thousand One Hundred Twenty-five Dollars ($635,125.00), or $25.00 per square foot of Rentable Area in the Additional Fourth Floor Space (the "Additional Fourth Floor Improvements Allowance"). No portion of the Additional Fourth Floor Improvements Allowance may be applied to costs of purchasing or installing furniture or wiring/cabling for the Additional Fourth Floor Space. If the Existing Tenant's lease is terminated prior to November 1, 2007, Landlord shall grant Tenant reasonable access to the Additional Fourth Floor Space from and after such termination (and the Existing Tenant vacating the Additional Fourth Floor Space) for the purpose of commencing the Additional Fourth Floor Improvements. To the extent that Tenant has not requested disbursement of any portion of the Additional Fourth Floor Improvements Allowance prior to the expiration or earlier termination of the Lease, Landlord shall have no further obligation to reimburse Tenant for any such costs incurred by Tenant. For the avoidance of doubt, this Section 5(c) shall in no way affect the Landlord's and the Tenant's respective rights and obligations pursuant to Section 5(c) of the Third Amendment.

  6.
  [Intentionally Omitted]

  7.
  [Intentionally Omitted]

  8.
  Parking.    From and after the Effective Date, Section 10.19 of the Lease shall be amended by, in the first sentence thereto:

  (a)
  Replacing "two hundred forty-nine (249)" with "three hundred twenty-five (325);" and

  (b)
  Replacing "83,097" with "108,502."

  9.
  Brokers.    Tenant covenants, represents and warrants to Landlord that Tenant has had no dealings or communications with any broker or agent (other than Grubb & Ellis Company and Richards Barry Joyce & Partners) in connection with this Fourth Amendment, and Tenant covenants and agrees to pay, hold harmless and indemnify the Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commission or charges to any broker or agent (other than the foregoing named brokers) claiming through the Tenant with respect hereto.

  10.
  Exhibits. Exhibit A-4 attached hereto is hereby substituted for Exhibit A-3 to the Lease. All references in the Lease to Exhibit A-1, A-2 or A-3 shall be replaced by references to Exhibit A-4.

  11.
  Successors.    This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment or other transfers of each party's rights under the Lease.

  12.
  Authority.    Each party represents and warrants to the other that each person executing this Fourth Amendment on behalf of such party has the authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Fourth Amendment.

  13.
  No Further Amendment.    It is understood and agreed that all other conditions and terms contained in the Lease not herein specifically amended shall remain unmodified and in full force and effect, and the Lease, as modified by this Fourth Amendment, is hereby ratified and confirmed.

  14.
  Tenant Representations.    As a material inducement to Landlord entering into this Fourth Amendment, Tenant represents and certifies to Landlord that as of the date hereof: (i) the Lease, as modified hereby, and together with that certain letter dated September 24, 2007 from Ron Friedman to Jack Kerrigan, with the subject line "Response to Specific Security Questions—Hayden Woods Corporate Center," contains the entire agreement between the parties hereto relating to the Premises and that, except for that certain Amended and Restated Declaration of Covenants and Easements between the Landlord's predecessor in title with respect to the Building and Tenant, as amended to date (the "Declaration") there are no other agreements between the parties relating to the Premises, the Building or the Lease which are not contained or referred to herein or in the Lease, (ii) to the best of Tenant's knowledge, Landlord is not in default (continuing beyond the expiration of any applicable notice or grace periods) in any respect in any of the terms, covenants and conditions of the Lease; (iii) Tenant has no existing setoffs, counterclaims or defenses against Landlord under the Lease; (iv) Tenant has not assigned or pledged its leasehold interest under the Lease, or sublet or licensed or granted any other occupancy rights with respect to any or all of the Premises; (v) no consent or approval of any third party or parties is required in order for Tenant to enter into and be bound by this Fourth Amendment; and (vi) Tenant is not, and the performance by Tenant of its obligations hereunder shall not render Tenant, insolvent within the meaning of the United States Bankruptcy Code, the Internal Revenue Code or any other applicable law, code or regulation.

  15.
  Landlord Representations.    As a material inducement to Tenant entering into this Fourth Amendment, Landlord represents and certifies to Tenant that as of the date hereof: (i) the Lease, as modified hereby, and together with that certain letter dated September 24, 2007 from Ron Friedman to Jack Kerrigan, with the subject line "Response to Specific Security Questions—Hayden Woods Corporate Center," contains the entire agreement between the parties hereto relating to the Premises and that, except for the Declaration, there are no other agreements between the parties relating to the Premises, the Building or the Lease which are not contained or referred to herein or in the Lease, (ii) to the best of Landlord's knowledge, there exists no Event of Default or Actionable Event of Default on the part of Tenant in any respect in any of the terms, covenants and conditions of the Lease; (iii) no consent or approval of any third party or parties is required in order for Landlord to enter into and be bound by this Fourth Amendment; and (iv) Landlord has the right to convey, grant, sell and transfer the Furniture to Tenant as provided in Section 3 hereto.

  16.
  Governing Law.    The Lease, this Fourth Amendment and the rights and obligations of both parties thereunder and hereunder shall be governed by the laws of The Commonwealth of Massachusetts.

  17.
  HVAC.    Landlord and Tenant acknowledge that letter from Tenant's counsel to Landlord's counsel dated August 13, 2007, with a subject line "45-55 Hayden Avenue, Lexington, MA," and the response from Landlord's counsel dated October 18, 2007.

  18.
  Counterparts.    This Fourth Amendment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the date first above written.

LANDLORD:
The Realty Associates Fund VI, L.P., a Delaware limited partnership
By:	Realty Associates Fund VI LLC, a Massachusetts limited liability company, general partner
	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager
		By:	Realty Associates Advisors Trust, a Massachusetts business trust, Manager
		By:	/s/ James P. Raisides Officer: Sr. Vice President
By:	Realty Associates Fund VI Texas Corporation, a Texas corporation, general partner
By:	/s/ James P. Raisides Officer: Sr. Vice President
TENANT:
CUBIST PHARMACEUTICALS, INC.
By:	/s/ Michael W. Bonney
Name: Michael W. Bonney Title: President and Chief Executive Officer

Exhibit A-4

Plans of Premises

[Floor Plans]

SECOND FLOOR 45-55 HAYDEN AVENUE LEXINGTON, MA	CUBIST SUITE 2200 6,150 RSF

[Floor Plans]

SECOND FLOOR 45-55 HAYDEN AVENUE LEXINGTON, MA	CUBIST SUITE 2201 6,755 RSF

[Floor Plans]

THIRD FLOOR 45-55 HAYDEN AVENUE LEXINGTON, MA	MOTOROLA SUITE 3000 30,019 RSF

[Floor Plans]

FOURTH FLOOR 45-55 HAYDEN AVENUE LEXINGTON, MA	CUBIST SUITE 4200 31,453 RSF

[Floor Plans]

FOURTH FLOOR 45-55 HAYDEN AVENUE LEXINGTON, MA	CUBIST SUITE 4201 8,720 RSF

[Floor Plans]

FOURTH FLOOR 45 HAYDEN AVENUE LEXINGTON, MA
CUBIST SUITE 4600-45	25,405 RSF

SCHEDULE I TO FOURTH AMENDMENT
Annual Rent

        Annual Rent for the Premises shall be the sum of the rents shown below for each portion of the Premises, determined as of the date in question.

As to Suites 2201-55, 4201-55 and 4200-55:

(a)
For the period from [Effective Date of First Amendment], 2006 through July 31, 2009:

(i)
As to Suite 2201-55 and Suite 4201-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
5/1/06—1/31/07	$371,400.00	$30,950.00	$24.00
2/1/07—1/31/08	$386,875.00	$32,238.58	$25.00
2/1/08—7/31/09	$402,350.00	$33,529.17	$26.00

        plus (ii) as to Suite 4200-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
7/1/06—4/30/07	$723,419.00	$60,284.92	$23.00
5/1/07—4/30/08	$739,145.50	$61,595.46	$23.50
5/1/08—4/30/09	$754,872.00	$62,906.00	$24.00
5/1/09—7/31/09	$794,188.25	$66,182.35	$25.25
(b)
For the period after July 31, 2009, as to all of Suites 2201-55, 4201-55 and 4200-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
8/1/09—4/30/10	$1,184,932.00	$98,744.33	$25.25
5/1/10—4/30/11	$1,208,396.00	$100,699.67	$25.75
5/1/11—4/30/12	$1,231,860.00	$102,655.00	$26.25
5/1/12—4/30/13	$1,267,056.00	$105,588.00	$27.00
5/1/13—4/30/14	$1,325,716.00	$110,476.33	$28.25
5/1/14—4/30/15	$1,384,376.00	$115,364.67	$29.50
5/1/15—4/30/16	$1,419,572.00	$118,297.67	$30.25

As to Suite 2200-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
6/1/06—4/30/07	$140,415.00	$11,787.50	$23.00
5/1/07—4/30/08	$144,525.00	$12,043.75	$23.50
5/1/08—4/30/09	$147,600.00	$12,300.00	$24.00
5/1/09—4/30/10	$155,287.50	$12,940.63	$25.25
5/1/10—4/30/11	$158,362.50	$13,196.88	$25.75
5/1/11—4/30/12	$161,437.50	$13,453.13	$26.25
5/1/12—4/30/13	$166,050.00	$13,837.50	$27.00
5/1/13—4/30/14	$173,737.50	$14,478.13	$28.25
5/1/14—4/30/15	$181,425.00	$15,118.75	$29.50
5/1/15—4/30/16	$186,037.50	$15,503.13	$30.25

As to Suite 3000-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
Through 4/30/08	$780,494.00	$65,041.17	$26.00
5/1/08—4/30/09	$810,513.00	$67,542.75	$27.00
5/1/09—4/30/10	$825,522.50	$68,793.54	$27.50
5/1/10—4/30/11	$840,532.00	$70,044.33	$28.00
5/1/11—4/30/12	$900,570.00	$75,047.50	$30.00
5/1/12—4/30/13	$945,598.50	$78,799.88	$31.50
5/1/13—4/30/14	$975,617.50	$81,301.46	$32.50
5/1/14—4/30/15	$1,035,655.50	$83,304.63	$34.50
5/1/15—4/30/16	$1,065,674.50	$88,806.21	$35.50

As to Suite 4600-45

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
Through 4/30/09	$819,311.25	$68,275.94	$32.25
5/1/09—4/30/10	$844,716.25	$70,393.02	$33.25
5/1/10—4/30/11	$870,121.25	$72,510.10	$34.25
5/1/11—4/30/12	$895,526.25	$74,627.19	$35.25
5/1/12—4/30/13	$920,931.25	$76,744.27	$36.25
5/1/13—4/30/14	$946,336.25	$78,861.35	$37.25
5/1/14—4/30/15	$971,741.25	$80,978.44	$38.25
5/1/15—4/30/16	$997,146.25	$83,095.52	$39.25

SCHEDULE II TO FOURTH AMENDMENT
List of Furniture

Description	QTY.
2 Drawer rolling Cabinets	38
Cube Vanity	33
Overhead Cube Bins	23
Metal Side Chairs	41
Standard wood office sets	18
Lg. Executive office sets	4
Aeron Chairs	26
Wood Side Chairs	25
Cafeteria Lounge Chairs	15
Cafeteria Lounge Sofa's	2
Green Lounge Chairs	3
42" round café tables	10
Steel Café Chairs	29
Metal Bar Stools	7
Stainless Steel refrig.	1
White refrig.	1
Microwaves	2
Red Conference Room Chairs	18
CR Table Approx. 20'x6'	1
Glass Top Credenza 6'x23"	1
Green Conference Room Chairs	12
CR Table Approx. 12'x54:	1
Credenza	1
Beige Conference Room Chairs	12
CR Table 12'x54"	1
Gold Conference Room Chairs	8
Computer Training Tables	8
White Boards	21
42" Round Pine Table	1
38"x23" pine credenzas	2
Beige 4 Shelf Bookcase	2
Grey Four Drawer laterals	3
Pine credenza/bookcase	4
Grey three draw pedestals	3
5'x2' Table	1
Brown Rolling Credenza's 34x20	3
Brown & Grey Cred, 5'x18"	2
Brown & Black 6'x3' table	1
Wood Credenza 92"x 23"	1
Oval wood & Steel meeting table	1
Large reception Cubes	2
Horseshoe training tables	2
Grey cube side tables	9
Red Reception Chairs	4
Glass Reception round table	1
8x8 Office Cubes	20
Bullpen type cubes	17

7x9 grey & wood tables	2
6'x24" pine credenza	1
5'x20" pine credenza	1
Grey 5 drawer file cabinet	2
Liebert cooling systems	3
Liebert Backup power unit	1

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  Exhibit 10.34